EXHIBIT 99.1
VIZCONNECT LLC
CONTENTS

PAGE

1	REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

2	BALANCE SHEETS AS OF DECEMBER 31, 2012 AND DECEMBER 31, 2011

3	STATEMENT OF OPERATIONS AND CHANGES IN MEMBERS DEFICIT FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE PERIOD FROM APRIL 5, 2011 (INCEPTION) TO DECEMBER 31, 2011

4	STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE PERIOD FROM APRIL 5, 2011 (INCEPTION) TO DECEMBER 31, 2011

5- 11	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors:
VizConnect, Inc.

We have audited the accompanying balance sheets of VizConnect LLC (the “Company”) as of December 31, 2012 and December 31, 2011 and the related statement of operations, and changes in Members’ deficit and cash flows for the year ended December 31, 2012 and the period April 5, 2011 (Inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of VizConnect LLC as of December 31, 2012 and December 31, 2011 and the results of its operations and its cash flows for the year ended December 31, 2012 and the period April 5, 2011 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements the Company has a net loss of $273,459 for the year ended December 31, 2012, a Members’ deficit and a working capital deficit of $478,909 as of December 31, 2012. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett, Vogt & Webb, P.A.
LIGGETT, VOGT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
May 16, 2013

VIZCONNECT, LLC
BALANCE SHEETS

ASSETS
	As of	As of
	December 31, 2012	December 31, 2011
CURRENT ASSETS
Cash	$19,842	$1,746
Prepaid expenses	760	14,260

TOTAL ASSETS	$20,602	$16,006

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable	$93,401	$50,854
Accrued Expenses	21,943	-
Deferred Revenues	36,667	-
Loans Payable- Related Party	-	22,725
Notes Payable- Related Party	22,500	22,500
Notes Payable	15,000	15,000
TOTAL CURRENT LIABILITIES	189,511	111,079
Loans Payable - Related Party	310,000	-
TOTAL LIABILITIES	499,511	111,079

COMMITMENTS AND CONTINGENCIES	-	-

MEMBERS' (DEFICIT)	(478,909)	(95,073)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$20,602	$16,006

See Accompanying Notes to the Financial Statements

VIZCONNECT, LLC
STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT

	For the year ended	For the period April 5, 2011 (Inception) to
	December 31, 2012	December 31, 2011
REVENUE
Revenue	$23,531	$1,202

Total Revenue	23,531	1,202

OPERATING EXPENSES
Programming, Hosting & Technology Expense	108,834	95,159
Professional Fees	109,693	6,303
General and Administrative	46,727	12,958
Selling Expense	17,430	654
Total Operating Expenses	282,684	115,074

Loss From Operations	(259,153)	(113,872)

Interest Expense	14,306	1,201

NET LOSS	(273,459)	(115,073)

MEMBERS' DEFICIT- BEGINNING BALANCE	(95,073)	-

CONTRIBUTIONS/DISTRIBUTIONS	(110,377)	20,000

MEMBERS' DEFICIT- ENDING BALANCE	$(478,909)	$(95,073)

See Accompanying Notes to the Financial Statements

VIZCONNECT, LLC
 STATEMENTS OF CASH FLOWS

	For the year ended	For the period April 5, 2011 (Inception) to
	December 31, 2012	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(273,459)	$(115,073)
Adjustments to Reconcile Net Loss To Net Cash Used in Operating Activities:
Changes in Operating Assets and Liabilities:
Accounts Payable	42,547	50,854
Accrued Commissions	21,943	−
Deferred Revenue	36,667	−
Prepaid Expenses	13,500	(14,260)
Net Cash Used In Operating Activities	(158,802)	(78,479)

CASH FLOWS FROM INVESTING ACTIVITIES:
	−	−

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans Payable- Related Party	(22,725)	22,725
Notes Payable- Related Party	−	22,500
Notes Payable	−	15,000
Loans Payable	310,000	−
Equity Contributions/ Draws	(110,377)	20,000
Net Cash Provided by Financing Activities	176,898	80,225

NET INCREASE IN CASH	18,096	1,746

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,746	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$19,842	$1,746

Cash Paid for Interest	$-	$-
Cash Paid for Taxes	$-	$-

See Accompanying Notes to the Financial Statements

NOTE 1                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

VIZCONNECT LLC (the "Company") was setup as a limited liability company under the laws of the Commonwealth of Massachusetts on April 5, 2011.  The Company provides cloud based marketing services using a combination of mobile video marketing, video storage, and cloud computing in one easy to access system for a monthly fee. The Company’s year-end is December 31.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates. Significant estimates include the calculation of deferred revenue during the period.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2012 and December 31, 2011, the Company had no cash equivalents.

(D) Income Taxes

The Organization accounts for uncertain tax positions in accordance with. Accounting for uncertainty in Income Taxes FASB ASC 740-10. ASC 740-10 prescribes a threshold of more-likely than not-for recognition and derecognition of tax positions taken or expected to be taken in a tax return. ASC 740-10 also provides related guidance on measurement, classification, interest and penalties, and disclosures. No provision has been made in the accompanying financial statements for federal or state income taxes due to the fact that the Company is a pass through entity. Accordingly, all profits and losses are passed through to the owners individually. The Company’s 2012 and 2011 tax years remain open to audit by the Internal Revenue Service.

(E) Advertising Costs

Advertising Costs are expensed in the period when the advertisements have reached their intended users. Advertising expense the periods ended December 31, 2012 and December 31, 2011 were $1,115 and $0 respectively.

(F) Software Development Costs

We expense software development costs to be marketed to external users, before technological feasibility of such products is reached. We have determined that technological feasibility is reached shortly before the release of those products and as a result, the development costs incurred after the establishment of technological feasibility and before the release of those products were not material, and accordingly, were expensed as incurred. Software development costs totaled $108,834 and $95,159 for the periods ended December 31, 2012 and December 31, 2011, respectively.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from monthly subscriptions fees in the month in which services are provided.

The Company recognizes revenue from set up fees at the time the initial set up is complete and the fees are earned.

The Company recognizes revenue from distributor membership fees monthly over the one year membership period. Any fees collected in which the services are not provided are recorded as deferred revenue.

(I) Selling Expenses

The Company incurs selling expenses under a “multi-level” compensation plan, which includes commissions for subscription sales made and bonuses for assisting associated distributors in closing initial subscription sales. Commissions are earned from direct sales as well as the sales made through the sales network they have developed.

(J) Concentrations

As of December 31, 2011, the Company has no customers whose sales account for more than 10% of total sales.

As of December 31, 2012, the Company has one customer whose sales account for more than 10% of total sales.

•  Customer A represents 10% of total sales.

(K) Fair Value of Financial Instruments

The carrying amount reported in the balance sheet for accounts payable, loans and notes payable approximate fair value based on the short-term maturity of these instruments.

(L) Recent Account Pronouncements

In July 2012, FASB issued Accounting Standards Update 2012-02, Balance Sheet- Intangibles- Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment is an Amendment to FASB Accounting Standards Update 2011-08. The objective of the amendments in this Update is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. The amendments permit an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles- Goodwill and Other–General Intangibles Other than Goodwill. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for non-public entities, have not yet been made available for issuance. The adoption of this pronouncement did not have any effect on the Company. The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

In February 2013, FASB issued Accounting Standards Update 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force). This guidance requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. This stipulates that (1) it will include the amount the entity agreed to pay for the arrangement between them and the other entities that are also obligated to the liability and (2) any additional amount the entity expects to pay on behalf of the other entities. The objective of this update is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The amendments in this update are effective for fiscal periods (and interim reporting periods within those years) beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

In February 2013, FASB issued Accounting standards update 2013-02, Comprehensive Income Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. This update requires an entity to provide information amount the amount reclassified out of accumulated other comprehensive income by component. The entity is also required to disclose significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting periods. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other discourses required under U.S. GAAP that provide additional detail about those amounts. The objective in this Update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update should be applied prospectively for reporting periods beginning after December 15, 2012. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

NOTE 2                   GOING CONCERN

The Company had a net loss of $273,459 for the year ended December 31, 2012, a Members’ deficit of $478,909 and a working capital deficit of $168,909 as of December 31, 2012. This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital through member contributions and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding through implementing its strategic plans, multilevel marketing strategy and sales incentives to expand operations will provide the opportunity for the Company to continue as a going concern.

NOTE 3                   LOANS PAYABLE- RELATED PARTY

During 2011, the Company’s members advanced $22,725 in payments for various expenses. As of December 31, 2011 the advances are recorded as loans payable. As of December 31, 2012, the Company repaid $22,725 to the members (See Note 8).

NOTE 4                   NOTES PAYABLE-RELATED PARTY

During 2011, the Company entered into two notes payable for a total of $22,500. The Notes have an interest rate of 10%, are unsecured, and due March 15, 2012. As of December 31, 2012 and December 31, 2011, the total amount outstanding is $22,500. Accrued interest totaled $2,921 and $671 as of December 31, 2012 and 2011, respectively The notes are currently in default (See Note 8).

NOTE 5                   NOTES PAYABLE

During 2011, The Company entered into a note payable for $15,000. The Note has an interest rate of 2% monthly, is unsecured, and due on demand. As of December 31, 2012, and December 31, 2011 the total amount outstanding is $15,000. Accrued Interest totaled $4,130 and $530 as of December 31, 2012 and 2011, respectively.

NOTE 6                   LOANS PAYABLE

During 2012, the Company received various unsecured loans totaling $310,000. The loans have an interest rate of 8% per annum and mature at various dates thru November 2017 (See Note 9).

NOTE 7                   MEMBERS EQUITY

During 2011, the Company’s founding members contributed capital of $20,000.

During 2012, members received distributions of $110,377.

NOTE 8                   RELATED PARTY TRANSACTIONS

During 2011, the Company entered into two notes payable for a total of $22,500. The Notes have an interest rate of 10%, are unsecured, and due March 15, 2012. As of December 31, 2012, the total amount outstanding is $22,500. Accrued interest totaled $2,921 and $671 as of December 31, 2012 and 2011, respectively. The notes are currently in default (See Note 4).

During 2011, the Company’s members advanced $22,725 in payments for various expenses. The advances are recorded as loans payable. As of December 31, 2012, the Company repaid $22,725 to the members (See Note 3).

As of December 31, 2011, the Company incurred software development expenses totaling $15,300 from a company owned by an officer. As of December 31, 2011, the total amount owed to the related vendor is $15,300 recorded in accounts payable.

As of December 31, 2012, the Company incurred software development expenses totaling $29,900 from a company owned by an officer. As of December 31, 2012, the total amount owed to the related vendor is $26,900 and is recorded in accounts payable.

As of December 31, 2012, commissions were owed to a company owned by the spouses of the officers. The total expenses were $316 as of December 31, 2012, commissions owed to this company were $316.

NOTE 9                   SUBSEQUENT EVENT

On February 6, 2013, the Company converted $310,000 of loans payable into an 8% convertible note payable. The note and accrued interest is due on February 6, 2018 in full. The notes are unsecured and at any time after twelve months from the issuance date and upon closing of a reverse merger, the convertible note can be converted into shares at the option of the holder at $0.14 per share. The conversion price is subject to adjustment upon an issuance of shares for a financing transaction in excess of $50,000 at a price lower than the current conversion price that is completed prior to the note being converted or repaid.

On February 11, 2013, the Company received $2,500 of convertible notes payable. The note and accrued interest is due on February 11, 2018 in full. The notes is unsecured and at any time after twelve months of the issuance date and upon closing of a reverse merger, the convertible note can be converted into shares at the option of the holder at $0.56 per share. The conversion price is subject to adjustment upon an issuance of shares for a financing transaction in excess of $50,000 at a price lower than the current conversion price that is completed prior to the note being converted or repaid.

On February 13, 2013 (the “Closing Date”), the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with VB Clothing (“VB Clothing”) pursuant to which they acquired all of the outstanding member units in the Company in exchange for the insurance of 6,250,000 shares of VB Clothing’s common stock to the Members (the “Share Exchange”). The shares issued to the Members in the Share Exchange constituted approximately 61.46% of VB Clothing’s issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange. As a result of the Share Exchange, the Company became a wholly owned subsidiary of VB Clothing. The transaction was regarded as a reverse merger whereby the Company was considered to be the accounting acquirer as its management retained control of VB Clothing after the Share Exchange. On May 10, 2013 VB Clothing changed its name to Vizconnect, Inc.

On March 11, 2013, VB Clothing, Inc. entered into a one-year lease of general office space located at 1350 Main Street, Suite 1407, Springfield, Massachusetts.  The term of the lease commenced on March 11, 2013.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 16, 2013, the date the financial statements were issued.